FIRST AMENDMENT TO LEASE FIRST AMENDMENT TO LEASE dated as of this _____ day of _____ , 2021 (the “Effective Date”) by and between BP PRUCENTER ACQUISITION LLC, a Delaware limited liability company (“Landlord”) and SEMRUSH INC., a Delaware corporation (“Tenant”). RECITALS By Lease dated November 19, 2018 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises (referred to in the Lease as the “Premises” and hereinafter referred to as the “Initial Premises”) containing 7,234 square feet of rentable floor area (referred to in the Lease as the “Rentable Floor Area of the Premises” and hereinafter referred to as the “Rentable Floor Area of the Initial Premises”) located on the twenty-fourth (24th) floor of the building known as and numbered the Prudential Tower, 800 Boylston Street, Boston, Massachusetts (the “Building”). Landlord and Tenant have agreed (i) to increase the size of the Initial Premises by adding thereto 9,233 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the twenty-fourth (24th) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “First Additional Premises”) and (ii) to extend the Term of the Lease as provided herein, upon all of the same terms and conditions contained in the Lease except as otherwise provided in this First Amendment to Lease (the “First Amendment”). Landlord and Tenant are entering into this instrument to set forth said leasing of the First Additional Premises, to extend the Term of the Lease and to amend the Lease. NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows: 1. The Term of the Lease, which but for this First Amendment is scheduled to expire on December 31, 2021, is hereby extended for the period commencing on January 1, 2022 and expiring on the expiring on the date which is sixty two (62) months subsequent to the “First Additional Premises Commencement Date” (as hereinafter defined) (plus the partial month, if any immediately following the First Additional Premises Commencement Date) (the “First Extended Term”), unless extended or sooner terminated in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

1 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx 2. (A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the herein described option to extend and as of the commencement of the “Second Extended Term” (hereinafter defined) (i) there exists no “Event of Default” (defined in Section 15.1 of the Lease) and there have been no more than three (3) Event of Default occurrences during the Term (ii) the Lease is still in full force and effect, and (iii) Tenant has neither assigned the Lease nor is then subletting more than twenty five percent (25%) of the Rentable Floor area of the Premises (except for an assignment or subletting permitted without Landlord's consent under Section 12.5 of the Lease), Tenant shall have the right to extend the Term of the Lease upon all the same terms, conditions, covenants and agreements contained in the Lease (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. The option period is sometimes herein referred to as the “Second Extended Term.” Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of such option. (B) If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice (the “Exercise Notice”) to Landlord, not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the First Extended Term exercising such option to extend. Promptly after Landlord's receipt of the Exercise Notice, Landlord shall provide Landlord's quotation to Tenant of a proposed annual rent for the Second Extended Term (“Landlord's Rent Quotation”). If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Second Extended Term and executed a written instrument extending the Term of the Lease for the Second Extended Term pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit E for the Second Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit E. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Second Extended Term shall be the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then Annual Fixed Rent during the Second Extended Term shall be equal to the greater of (a) Landlord's Rent Quotation or (b) the Annual Fixed Rent in effect during the last twelve (12) month period of the First Extended Term immediately prior to such Second Extended Term.

(C) Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of 2 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx Section B above, the Lease and the Lease Term shall automatically be deemed extended, for the Second Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Second Extended Term as determined in the relevant manner set forth in this Section 2; and in such event all references to the Lease Term or the term of the Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, and in no event shall the Lease Term be extended for more than five (5) years after the expiration of the First Extended Term. 3. (A) Effective as of the “First Additional Premises Commencement Date” (as defined in Section 4 below), the First Additional Premises shall constitute a part of the “Premises” demised to Tenant under the Lease, so that the “Premises” (as defined in Section 1.1 of the Lease), shall include the Initial Premises and the First Additional Premises. (B) As soon as may be convenient after the First Additional Premises Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit B attached hereto, in which the date on which the First Additional Premises Commencement Date shall be stated. If Tenant fails to execute such Declaration, the First Additional Premises Commencement Date shall be as reasonably determined by Landlord in accordance with the terms of this First Amendment. 4. The following definitions are added to Section 1.1 of the Lease immediately after the definition of “Rent Commencement Date”: First Additional Premises That date which is the earlier to occur Commencement Date: of (i) the later to occur of (x) January 1, 2022 or (y) the date on which the First Additional Premises are “substantially complete” as provided in Exhibit D to the First Amendment to Lease or (ii) the date upon which Tenant commences beneficial use of any portion of the First Additional Premises for the Permitted Use.

First Additional Premises January 1, 2022. Scheduled Term Commencement Date: First Additional Premises March 1, 2022. Outside Completion Date: 3 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx

First Additional Premises Commencement Date: Commencement Date.	The date which is sixty (60) days Rent subsequent to the First Additional Premises

5. (A) Annual Fixed Rent for the Initial Premises shall continue to be payable as set forth in the Lease for the remainder of the Original Term (i.e., through December 31, 2021).

(B) Annual Fixed Rent for the Initial Premises during the First Extended Term shall be payable as follows:

Time Period	Rate PSF	Annual Rate
1/1/22 – 2/28/22	Free Rent	Free Rent
3/1/22- 2/28/23	$77.00	$557,018.00
3/1/23-2/29/24	$78.54	$568,158.36
3/1/24-2/28/25	$80.11	$579,515.74
3/1/25-2/28/26	$81.71	$591,090.14
3/1/26- the expiration of the First Extended Term 2/28/27	$83.35	$602,953.90

(C) Annual Fixed Rent for the First Additional Premises shall be payable as follows:

Time Period	Rate PSF	Annual Rate
First Additional Premises Commencement Date - day immediately prior to the First Additional Premises Rent Commencement Date	Free Rent	Free Rent
First Additional Premises Rent Commencement Date – 2/28/23	$77.00	$710,941.00
3/1/23-2/29/24	$78.54	$725,159.82
3/1/24-2/28/25	$80.11	$739,655.63
3/1/25-2/28/26	$81.71	$754,428.43
3/1/26- the expiration of the First Extended Term	$83.35	$769,570.55

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S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx (D) Notwithstanding the foregoing, so long as no monetary Event of Default of Tenant exists (as defined in Section 15.1 of the Lease), Annual Fixed Rent shall not be payable by Tenant respecting the Initial Premises and the First Additional Premises for the free rent periods set forth above, provided, however, that during such period Tenant shall be required to comply with all other terms and conditions of the Lease as and at the time provided therein. 6. (A) For purposes of computing Tenant’s payments for the “Tax Excess” (as defined in Section 6.2 of the Lease) and Tenant’s payments for the “Operating Cost Excess” (as defined in Section 7.5 of the Lease), for the portion of the Term on and after the First Additional Premises Rent Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 16,467 square feet including both the Rentable Floor Area of the Initial Premises (being 7,234 square feet) and the Rentable Floor Area of the First Additional Premises (being 9,233 square feet). For the portion of the Lease Term prior to the First Additional Premises Rent Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be the Rentable Floor Area of the Initial Premises for such purposes. (B) For the purposes of computing Tenant’s payments for electricity (as determined pursuant to Sections 5.2 and 7.5 of the Lease), for the portion of the Term on and after the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 16,467 square feet including both the Rentable Floor Area of the Initial Premises (being 7,234 square feet) and the Rentable Floor Area of the First Additional Premises (being 9,233 square feet). For the portion of the Lease Term prior to the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be the Rentable Floor Area of the Initial Premises for such purposes. 7. (A) For the purposes of computing Tenant’s payments of the Tax Excess pursuant to Article VI of the Lease on and after January 1, 2022, the definition of “Base Taxes” contained in Section 6.1 of the Lease shall be deleted in its entirety and replaced with the following: “Base Taxes” means Landlord’s Tax Expenses (hereinbefore defined) for fiscal tax year 2023 (that is the period beginning July 1, 2022 and ending June 30, 2023). For the portion of the Lease Term prior to January 1, 2022, such definition shall remain unchanged for such purposes. (B) For the purposes of computing Tenant’s payments of the Operating Cost

Excess pursuant to Sections 7.4 and 7.5 of the Lease on and after January 1, 2022, the definition of “Base Operating Expenses” contained in Section 7.4 of the Lease shall be deleted in its entirety and replaced with the following: 5 “Base Operating Expenses” means Operating Expenses for the Building for calendar year 2022 (that is the period beginning January 1, 2022 and ending December 31, 2022). For the portion of the Lease Term prior to January 1, 2022, such definition shall remain unchanged for such purposes. 8. Landlord agrees to perform the work for and respecting the Initial Premises and the First Additional Premises described in Exhibit C attached hereto and in accordance with the Work Letter attached hereto as Exhibit D. 9. As of the date hereof, Landlord is holding a security deposit in the amount of $88,013.67 (the “Existing Security Deposit”) in accordance with the terms of Section 16.26 of the Lease. Tenant agrees to pay Landlord an additional $88,013.67 (the “Additional Security Deposit”) which Additional Security Deposit shall be held by Landlord along with the Existing Security Deposit as security for the performance by Tenant of all obligations on the part of the Tenant under the Lease in accordance with Section 16.26 of the Lease. The Existing Security Deposit is in the form of an irrevocable standby letter of credit issued by Citibank, N.A. (the “Letter of Credit”) and is scheduled to expire on March 15, 2022. Tenant agrees that on or before the December 31, 2021, it shall deliver to Landlord either (i) cash in the amount of $88,013.67 for the Additional Security Deposit or (ii) an amendment to the Letter of Credit (“Letter of Credit Amendment) which provides for an increase in the amount of the credit to $176,027.34 and a final expiry date of seventy-five (75) days after the expiration of the First Extended Term. The failure of Tenant to provide either the cash security deposit or the Letter of Credit Amendment as and at the time provided herein shall be deemed an Event of Default of Tenant under the Lease. 10. The balance of the space on the twenty-fourth (24th) floor of the Building which is not leased to Tenant is vacant and available as of the date hereof (the "Offer Space"). Landlord shall have the right to lease the Offer Space (or portions thereof) to a third party or parties upon terms and conditions determined by Landlord without triggering any of Tenant’s rights hereunder. Such initial lease or leases and the terms thereof, including, but not limited to, the original terms, any options to extend the terms, any expansion options and any amendments thereto (which amendments may extend the term or expand the premises under such initial leases) are hereinafter called the “Initial Leases” and the tenants under the Initial Leases are hereinafter called the “Initial Tenants.” Subject to the Initial Leases and the rights of the Initial Tenants thereunder, and subject to any

S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx currently-existing expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the Effective Date, which rights are prior to the offer right of Tenant under this Section 10 (“Rights of Existing Tenants”) and provided that at the time any portion of the Offer Space becomes “available for leasing” 6 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx following the initial leasing to the Initial Tenants (for the avoidance of doubt, Tenant’s offer rights hereunder shall only be available following such initial leasing) (i) there is no “Event of Default” (as defined in Section 15.1 of the Lease) and there have been no more than three (3) Event of Default occurrences during the Term, (ii) Tenant has not assigned the Lease or is then subletting more than twenty-five percent (25%) of the Premises (except for an assignment or subletting permitted under Section 12.5 of the Lease), and (iii) the Lease is still in full force and effect, Landlord agrees not to enter into a lease or leases to relet any portion of the Offer Space without first giving to Tenant an opportunity to lease such space for the Annual Market Rent (as hereinafter defined) as determined by Landlord. The Annual Market Rent shall be the annual fair market rent for such space as of the date when the same becomes so available for reletting based upon the use of such space as first class office space utilizing properties of similar character within the Downtown Boston and Back Bay Market areas and taking into account all relevant market factors. Offer Space shall be deemed to be “available for leasing” when (i) Landlord reasonably determines in good faith that the then-current occupant(s) of such Offer Space will vacate such Offer Space, (ii) Landlord intends to offer such Offer Space for lease (Tenant acknowledging that Landlord may offer such space to the Initial Tenants prior to offering the space to Tenant) and (iii) all superior rights (i.e., rights of the Initial Tenants or the Rights of Existing Tenants) have lapsed unexercised or have been waived irrevocably in writing. If such space becomes so available for leasing, Landlord shall notify Tenant of the availability of such space and shall advise Tenant of the Annual Market Rent and other business terms upon which Landlord is willing to lease such space (“Landlord’s offer Notice”). If Tenant wishes to exercise Tenant's right of offer, Tenant shall do so, if at all, by giving Landlord notice of Tenant's desire to enter into a lease of such space on such terms within fifteen (15) days after receipt of Landlord's notice to Tenant of the availability of such space and of such terms, time being of the essence (“Tenant’s Exercise Notice”). If Tenant shall give such notice, the same shall constitute an agreement to enter into an amendment to the Lease setting forth the leasing of the entirety of such space (Tenant having no right to lease less than the entire amount of such Offer Space offered to Tenant) within thirty (30) days thereafter (time being of the essence) upon all other terms and conditions contained in the Lease, except for the Annual Fixed Rent which shall be equal to the Annual Market Rent as quoted by Landlord and those provisions which are inappropriate to the business agreement. If Tenant shall not so exercise such right within such period, time being of the essence in respect of such exercise, Tenant shall have no further right of offer hereunder (it being understood that Tenant's right of offer shall be a one time right only) and Landlord shall be free to enter into a lease or leases of such space and the remainder of the Offer Space with another prospective tenant or tenants upon such terms and conditions as Landlord shall determine, which terms may include rights for options to extend the term or to expands the size of the premises under such lease or leases. If Tenant shall timely exercise such right of offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such 7

S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution thereafter of eviction proceedings but which shall not require the taking of any appeal) to evict such occupant from such space and to deliver possession of such space to Tenant as soon as may be practicable. Commencement of the term of Tenant's occupancy and lease of such space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. Further, the failure of the then occupant of such premises to so vacate shall not give Tenant any right to terminate the Lease or to deduct from, offset against, withhold or otherwise pay less than the Annual Fixed Rent or Additional Rent (or any portions thereof) due to Landlord under the Lease. Notwithstanding the foregoing, Tenant shall have no right to exercise its offer right hereunder if less than three (3) years remain in the Term of the Lease unless Tenant, simultaneously with delivering Tenant's Exercise Notice, also validly exercises its extension option in accordance with Section 2 hereof (Tenant recognizing that Landlord shall not be obligated to deliver Landlord's Rent Quotation under said Section 2 any earlier than the date which is fifteen (15) months prior to the end of the then-current Term). In any case where Tenant has no right to exercise its offer right (that is, during the last three (3) years of the Term of the Lease Tenant does not have the ability to exercise its extension option, or if the offer conditions herein are not met), Landlord shall not be obligated to deliver Landlord’s Offer Notice to Tenant. 11. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than Newmark (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with brokers (other than the Broker), Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment (other than the Broker); and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall be responsible for the payment of a brokerage commission to the Broker pursuant to a separate agreement. 12. The Lease is hereby amended as follows:

S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx (A) Landlord’s right to relocate the Premises contained in Section 2.1 of the Lease is hereby deleted in its entirety and of no further force or effect. 8 (B) As of the First Additional Premises Commencement Date, the parking provided to Tenant pursuant to Section 10.1 of the Lease shall be increased from four (4) to twelve (12) parking privileges in the Garage for passenger automobiles in unreserved spaces at the then current parking rate charged from time to time by the operator of the Garage in accordance with the terms and conditions set forth in Article X of the Lease. Tenant may, at any time (but not more than twice during the Term), elect to relinquish any or all of the parking spaces upon thirty (30) days prior notice to Landlord and shall thereafter only be required to pay the monthly parking charges for those parking spaces that Tenant has elected to use. Upon relinquishing such space(s), Landlord shall not be obligated to offer such relinquished space to Tenant but Tenant may subsequently request to re-lease any relinquished space if then available. (C) Article XII of the Lease (Assignment and Subletting), which currently prohibits partial subletting, is hereby amended to provide that Tenant may sublet the whole or any part of the Premises, provided that in addition to the other requirements set forth in the Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises (provided that Landlord shall pay such costs if it exercises it termination right pursuant to Section 12.3 of the Lease, as amended in this First Amendment); and (iii) there shall be no more than two (2) subleases in effect in the Premises at any given time. Further, notwithstanding language in the Lease to the contrary, in the event that Tenant shall propose to sublease a portion of the Premises, Landlord’s termination right contained in Section 12.3 of the Lease is modified such that Landlord shall only have the right to so terminate the Lease with respect to the portion of the Premises which Tenant proposes to sublease (the “Terminated Portion of the Premises”) and if Landlord so exercises such right, from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the “Rentable Floor Area of the

S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises. (D) In Section 15.1(l) the words “or vacates” are hereby deleted. (E) Section 16.27 of the Lease is hereby amended such that Landlord’s approval to Tenant’s signage at the entrance to the Premises shall not be 9 unreasonably withheld, conditioned or delayed, so long as Tenant’s proposed signage is consistent with Landlord’s requirements for signage for the Building. (F) In Section 16.18 of the Lease (Holding Over), “200%” shall be replaced with “150%”. 13. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease. 14. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease and as amended by the First Amendment and as herein amended. 15. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so. 16. The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx 10 EXECUTED as of the date and year first above written. LANDLORD: BP PRUCENTER ACQUISITION LLC By: Boston Properties Limited Partnership, its sole member By: Boston Properties, Inc., its general partner By: Name: Title: TENANT: SEMRUSH INC. By: Name: Title: /s/ Patrick Mulvihill Patrick Mulvihill Senior Vice President /s/ Dmitry Melnikov Dmitry Melnikov Chief Operating Officer

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EXHIBIT A FIRST ADDITIONAL PREMISES

12 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx EXHIBIT B FORM OF COMMENCEMENT DATE AGREEMENT DECLARATION AFFIXING THE FIRST ADDITIONAL PREMISES COMMENCEMENT DATE THIS AGREEMENT made this __ day of ________ 202_ by and between BP PRUCENTER ACQUISITION LLC (hereinafter “Landlord”) and SEMRUSH INC. (hereinafter “Tenant”). WITNESSETH THAT: 1. This Agreement is made pursuant to Section 3(B) of that certain First Amendment to Lease dated ________ , 2021, between the parties aforenamed as Landlord and Tenant (the “First Amendment”). 2. It is hereby stipulated that the First Additional Premises Commencement Date is ___________________ , 202_. [signatures on next page]

13 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx WITNESS the execution hereof by persons hereunto duly authorized, the date first above written. LANDLORD: BP PRUCENTER ACQUISITION LLC By: Boston Properties Limited Partnership, its sole member By: Boston Properties, Inc., its general partner By: __ Name: Title: TENANT: SEMRUSH INC. By: _ Name: Title: /s/ Patrick Mulvihill Senior Vice President Patrick Mulvihill /s/ Dmitry Melnikov Dmitry Melnikov Chief Operating Officer

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EXHIBIT C

TURNKEY PLAN AND MATRIX

ELEMENT	DESCRIPTION	TURN-KEY SCOPE	TENANT COST
Demolition	Demolition of any existing floor, walls, or ceiling as needed to construct per the plans	X	
Carpentry/ Millwork	Laminate Lower Cabinets with Solid Surface countertop in Pantry per plans (tenant to select countertop)	X	
	Upper Cabinets in Pantry per plans	X	
Thermal & Moisture Protection	Interior Caulking as required	X	
	Fireproofing Patching as needed	X	
Doors & Frames	New painted wood door, frame, and hardware in corridor	X	
	Wood doors for Offices that receive new office fronts	X	
Glass/ Glazing	Glass fronts at offices and conference room per the plans, including attached Semrush Glass sheet	X	
	Glass sidelites at main tenant entry	X	
	Glass door at conference room	X	
Drywall	Full height gwb partitions including metal stud framing and batt insulation at locations shown per the plans	X	
	Drywall ceilings as shown on the plans	X	
	Installation of door, frame, and hardware as shown on plans	X	
Acoustic Ceilings	Building Standard 2x2 ACT System at noted rooms as shown on plan	X	
Resilient Flooring	New vinyl base at all locations receiving new flooring	X	
	Floor prep for new flooring as shown on plans	X	
Carpet	$40/SY Boston Properties Spec'd, design patterns and colors to be selected by tenant	X	
Painting	New paint throughout, including up to 6 walls in an accent color	X	
	New door and frame	X	
	Paint soffits/ceilings	X	
	Other wall finishes (Idea paint, etc)		X

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Equipment/ Specialties	Appliances (refrigerator, dishwasher, and microwave)	X	
	Projection Screens/TVs		X
	Marker boards		X
	Fire Extinguishers and cabinets, per code	X	
	Signage and any and all speciality lighting associated with Signage		X
Furnishings	Perimeter Manual Window Blinds	X	
Fire Protection	Adjust existing sprinkler heads to accommodate new layout, per NFPA 13	X	
	Additional sprinkler heads as required for Light Hazard Use	X	
	Branch piping only (no mains or risers)	X	
Plumbing	Hot and cold water piping, sanitary waste and vent piping, condensate piping and insulation as required	X	
	Associated plumbing for sinks and appliances as shown on plans, including two additional water lines in pantry for tenant supplied water cooler and coffee machines	X	
HVAC	Revise HVAC ductwork to accommodate new layout including any new VAV/FCU boxes if needed	X	
	Hot water loop distribution	X	
	HVAC Controls for LL work	X	
	New registers, grills and diffusers per plan	X	
	Balance new equipment	X	
Electrical	General power, equipment power, wiring, devices and distribution	X	
	LED recessed linears, LED downlights, and LED pendant as shown on plans	X	
	Cable TV		X
	Floor Cores in open space as shown on the plans	X	
Fire Alarm	New and relocated fire alarm devices as required tied into existing FA panel	X	
Telecom/ Security	Design of Tel/data		X
	Tel/data cabling and final connections		X
	Tenant Space Security System		X
	Tenant specific Tel/data equipment and security equipment, and any additional work with such equipment		X
Furniture	All furniture work		X

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S:\Legal\Boston\Prudential Tower\Amendments\ Semrush 1st Amendment(d).docx EXHIBIT D WORK LETTER 1.1 Substantial Completion (A) Plans and Construction Process. (1) Landlord’s Work. Landlord shall perform the work in the First Additional Premises shown on the turn-key plan and matrix (the “Plans”) attached to this First Amendment as Exhibit C (“Landlord’s Work in the First Additional Premises”); provided, however, that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring or any items not designated as being part of the “Turn-Key Scope” on Exhibit C. Any such items of work not designated as being part of the “TurnKey Scope” on Exhibit C shall be payable by Tenant as set forth in Section 1.2 below. Tenant is currently in occupancy of the Initial Premises and, accordingly, shall accept the Initial Premises in their current “asis” condition for the First Extended Term, and Landlord shall have no obligation to perform any additions or alterations thereto except for the work specified on Exhibit C necessary to combine the Initial Premises and the First Additional Premises. (2) Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval change proposals with respect to items of work not shown on the Plans (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal within such time as is reasonably necessary (taking into consideration the information contained in such Change Proposal) after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs which costs shall include a construction management fee equal to 4% of the hard costs of such Change Proposal (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Landlord’s Work in the First Additional Premises if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”). Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) days after receipt of Landlord’s Change Order Response. If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal

S:\Legal\Boston\Prudential Tower\Amendments\ shall be deemed withdrawn. If Tenant approves Landlord’s Change Order 18 Semrush 1st Amendment(d).docx Response, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the cost of the Landlord’s Work in the First Additional Premises and shall be payable by Tenant as set forth in Section 1.2 below. (3) Tenant Response to Requests for Information and Approvals. Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s construction representative for approvals or information in connection with Landlord’s Work in the First Additional Premises, within five (5) days of Tenant’s receipt of such request. In addition, Tenant shall, within five (5) days after receipt thereof from Landlord, execute and deliver to Landlord any affidavits and documentation required in order to obtain all permits and approvals necessary for Landlord to commence and complete Landlord’s Work in the First Additional Premises on a timely basis (“Permit Documentation”). (B) Substantial Completion; Tenant Delay. (1) Landlord’s Obligations. Subject to delays due to Tenant Delays (as hereinafter defined) and delays due to Force Majeure, as defined in the Lease, Landlord shall use reasonable speed and diligence to have the Landlord’s Work in the First Additional Premises substantially completed on or before the First Additional Premises Scheduled Term Commencement Date, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work in the First Additional Premises except for the right to terminate this Lease with respect to the First Additional Premises, without further liability to either party, in accordance with the provisions hereinafter specified. It is understood and agreed that Landlord shall be performing certain work in the Premises as set forth on Exhibit B attached hereto (the “Landlord’s Work”). Tenant acknowledges and agrees that Landlord will be performing the Landlord’s Work while Tenant is in occupancy of the Initial Premises, and accordingly Landlord and Tenant agree to cooperate with each other in good faith to ensure that the Landlord’s

S:\Legal\Boston\Prudential Tower\Amendments\ Work can be undertaken in an efficient and costeffective manner and so as to minimize any unreasonable interference with Tenant’s business operations in the Initial Premises (consistent with the nature of the work being performed). 19 Semrush 1st Amendment(d).docx

(2) Definition of Substantial Completion. The First Additional Premises shall be treated as having been substantially completed and be deemed ready for Tenant’s occupancy on the later of: (a) The date on which Landlord’s Work in the First Additional Premises, together with common facilities for access and services to the First Additional Premises, has been completed (or would have been completed except for Tenant Delay) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the First Additional Premises (i.e. so-called “punch list” items), or (b) The date when permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the First Additional Premises for the Permitted Use, unless the failure to obtain such permission is due to a Tenant Delay. In the event of any dispute as to the date on which Landlord’s Work in the First Additional Premises has been completed, the reasonable determination of Landlord’s architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant. (3) Incomplete Work. Landlord shall complete as soon as conditions practically permit any incomplete items of Landlord’s Work in the First Additional Premises, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner. (4) Early Access by Tenant. Landlord shall permit Tenant access for installing Tenant’s trade fixtures in portions of the First Additional Premises prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

20 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx (5) Prohibition on Access by Tenant Prior to Actual Substantial Completion. If, prior to the date that the First Additional Premises are in fact actually substantially complete, the First Additional Premises are deemed to be substantially complete pursuant to the provisions of this Exhibit D (i.e. and the First Additional Premises Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the First Additional Premises until the First Additional Premises are in fact actually substantially complete. (C) Tenant Delay. (1) A “Tenant Delay” shall be defined as the following: (a) Tenant’s failure timely to respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s construction representative or to timely provide all required Permit Documentation to Landlord within the applicable time periods set forth in this Exhibit D; (b) Tenant’s failure to pay the Tenant Plan Excess Costs in accordance with Section 1.2; (c) Any delay due to items of work required or made by Tenant for which there is long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled upon the requirement or request of Tenant for the work in or to the First Additional Premises and require additional time for receipt or installation; provided Tenant has been advised of such long lead item and been given an opportunity to make another selection; (d) Any delay due to changes, alterations or additions required or made by Tenant with respect to items not shown on the Plans including, without limitation, Change Orders; or (e) Any other delays caused by Tenant, Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the First Additional Premises for

22 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing 21 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx communications, data processing or other service, equipment, or furniture. (f) The Tenant Delays described above shall only be deemed a Tenant Delay if Landlord has first given Tenant notice (which notice may be verbal, written or given electronically by email) that a situation exists which constitutes a Tenant Delay, provided that, if notice has been given pursuant to another section of this Lease for such event or failure no further notice shall be required hereunder. (2) Tenant Obligations with Respect to Tenant Delays. (a) Tenant covenants that no Tenant Delay shall delay commencement of the Term with respect to the First Additional Premises or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. Landlord’s Work in the First Additional Premises shall be deemed substantially completed as of the date when Landlord’s Work in the First Additional Premises would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business judgment. (b) Tenant shall reimburse Landlord the amount, if any, by which the cost of Landlord’s Work in the First Additional Premises is increased as the direct result of any Tenant Delay. (c) Any amounts due from Tenant to Landlord under this Section shall be due and payable within thirty (30) days of billing therefor and shall be considered to be Additional Rent. Nothing contained in this Section shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in the Lease or this First Amendment.

1.2 Tenant Plan Excess Costs Notwithstanding anything contained in this Exhibit D to the contrary, it is understood and agreed that Tenant shall be fully responsible for (x) the costs of any items of work not designated on Exhibit C as being part of the “Turn-Key Scope” and (y) any Change Order Costs (collectively, the “Tenant Plan Excess

24 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx Costs”). To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, 50% of the Tenant Plan Excess Costs prior to the commencement of the Landlord’s Work in the First Additional Premises with the balance paid upon substantial completion; provided, however, that in the event that the Tenant Plan Excess Costs are the result of a Change Order, then Tenant shall pay any such Tenant Plan Excess Costs to Landlord, as Additional Rent, at the time that Tenant approves any Change Order in question. 1.3 Outside Completion Date (A) If Landlord shall have failed substantially to complete Landlord’s Work in the First Additional Premises on or before the First Additional Premises Outside Completion Date (ie, March 1, 2022) (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord’s Force Majeure as defined in the Lease or any Tenant Delay, without limiting Landlord’s other rights on account thereof), Tenant’s payment for Annual Fixed Rent for the First Additional Premises shall be abated by one (1) day for each day beyond the First Additional Premises Outside Completion Date (as so extended) that Landlord thus fails to substantially complete Landlord’s Work; provided, however, that such rental abatement shall not continue beyond July 31, 2022 regardless if Landlord’s Work is substantially complete as of such date. (B) If Landlord shall have failed substantially to complete Landlord’s Work in the First Additional Premises on or before the date which is ninety (90) days subsequent to the First Additional Premises Outside Completion Date (ie, June 1, 2022) (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord’s Force Majeure as defined in the Lease or any Tenant Delay, without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate the Lease in its entirety (with respect to the Initial Premises and the First Additional Premises) by giving notice to Landlord of Tenant’s desire to do so before such completion and within the time period from the date which is ninety (90) days subsequent to the First Additional Premises Outside Completion Date (as so extended) until the date which is one hundred and fifty (150) days subsequent to the First Additional Premises Outside Completion Date (as so extended) (ie, June 1, 2022 through July 31, 2022); and, upon the giving of such notice, the term of the Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after receipt of such notice, Landlord substantially completes Landlord’s Work in the First Additional Premises. (C) Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s Work in the First Additional Premises, and thereby automatically extend for each such

25 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx equivalent day of delay the date of the First Additional Premises Outside Completion Date. The foregoing rent abatement and right of termination shall be Tenant’s sole and exclusive remedies at law or in equity or otherwise for Landlord’s failure to substantially complete the Landlord’s Work in the First Additional Premises within the time periods set forth herein.

26 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx EXHIBIT E BROKER DETERMINATION OF PREVAILING MARKET RENT Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply: 1. Tenant’s Request. Tenant shall send a notice to Landlord in accordance with Section 3.2 of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Downtown Boston and Back Bay Markets, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord. 2. Landlord’s Response. Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above. 3. Selection of Third Broker. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above. 4. Rental Value Determination. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the Extended Term. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said Extended Term if so determined, (y) shall take into account the as-is condition of the Premises and all other relevant market factors, and (z) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the “Prevailing Market Rent”.

27 S:\Legal\Boston\Prudential Tower\Amendments\Semrush 1st Amendment(d).docx 5. Resolution of Broker Deadlock. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent. 6. Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker. 7. Failure to Select Broker or Failure of Broker to Serve. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above and such failure shall continue for more than ten (10) days after notice thereof, then Tenant’s broker shall alone make the determination of the Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the third broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been reasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association, as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Boston Bar Association, and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

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